Exhibit 99.1

Accolade Announces Results for Fiscal Second Quarter 2021

●	Fiscal second quarter 2021 revenue of $36.8 million, a 24% increase compared to fiscal second quarter 2020 revenue of $29.7 million, driven primarily by strength in new customer adds across segments and offerings
●	Continued bookings momentum driving strength in new customer adds across segments and offerings

SEATTLE, October 14, 2020 -- Accolade, Inc. (NASDAQ: ACCD), which provides personalized, technology-enabled solutions that help people better understand, navigate, and utilize the healthcare system and their workplace benefits, today announced financial results for the fiscal second quarter ended August 31, 2020.

“Accolade is built on the fundamental belief that we can improve health outcomes for our members while at the same time lowering total healthcare costs for their employers. While the current COVID-19 crisis has exacerbated the challenges facing the healthcare industry, our strong financial results and continuing momentum demonstrate that we can achieve these objectives, even in a difficult economic environment and healthcare crisis,” said Rajeev Singh, Accolade CEO.

Mr. Singh continued, “Our dedicated frontline healthcare team is a differentiator in the market and is responsible for our incredible customer engagement and satisfaction. Their success is underpinned by our innovative platform that allows us to flex our capabilities to the needs of the market, as seen by the rapid delivery of Accolade COVID Response Care last quarter and our launch of Mental Health Integrated Care with our partner, Ginger, announced last month. Our ability to innovate quickly is drawing more partners to our platform and fueling our sales momentum across all our customer segments. We are delighted to build on our success in the first half of fiscal 2021 and raise our outlook for the full year.”

Financial Highlights for Fiscal Second Quarter 2021 ended August 31, 2020

	Three months ended August 31,		%
	2020	2019	change(2)

	(in millions, except percentages)

GAAP Financial Data:
Revenue	$36.8	$29.7	24%
Net loss	$(15.4)	$(15.0)	(2)%

Non-GAAP Financial Data(1):
Adjusted EBITDA	$(8.7)	$(9.6)	9%
Adjusted Gross Profit	$15.9	$13.0	23%
Adjusted Gross Margin	43.3%	43.8%

(1) A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying Financial Tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

(2) Percentages are calculated from accompanying Financial Tables and may differ from percentage change of numbers in Financial Highlights table due to rounding.

Financial Outlook

Accolade provides forward-looking guidance on Revenue and Adjusted EBITDA.

For the fiscal third quarter ending November 30, 2020, we expect:

●	Revenue between $36.0 million and $37.0 million
●	Adjusted EBITDA, a non-GAAP measure, between $(12.0) million and $(14.0) million

For the full fiscal year ending February 28, 2021, we are revising our initial guidance and now expect:

●	Revenue between $159.0 million and $162.0 million, up from our initial range of $158.0 to $161.0 million
●	Adjusted EBITDA, a non-GAAP measure, between $(32.0) million and $(36.0) million, unchanged from our initial guidance.

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Quarterly Conference Call Details

The company will host a conference call today, Wednesday, October 14, 2020 at 5:00 p.m. E.T. to discuss its financial results. The call can be accessed by dialing 1-833-519-1281 for U.S. participants, or 1-914-800-3853 for international participants, referencing conference ID #9551629; or via a live audio webcast that will be available online at http://ir.accolade.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operation; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our prospectus filed with the SEC on July 1, 2020 and the Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2020 expected to be filed with the SEC on or about October 14, 2020. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

About Accolade, Inc.

Accolade provides personalized health and benefits solutions designed to empower every person to live their healthiest life. Using a blend of cloud-based technologies, specialized support from Accolade Health Assistants® and Clinicians, and integrated data and programs across mobile, online and phone, Accolade navigates people through the healthcare system with trust, empathy and ease. Employers offer Accolade to employees and their families as the single place to turn for all health, healthcare, and benefits questions or concerns, increasing their engagement in benefits and connecting them to high-quality providers and care. By empowering members to make better decisions about their health, Accolade can support members in lowering the cost and complexity of healthcare while achieving consumer satisfaction ratings over 90 percent and an NPS of 60.

Investor Contact:

Todd Friedman, Investor Relations, 484-532-5200, Todd.Friedman@accolade.com

Asher Dewhurst, Investor Relations, 443-213-0500, Accolade@westwicke.com

Media Contact:

Megan Torres, Public Relations, 206-679-9630, Megan.Torres@accolade.com

Source: Accolade

Financial Tables

Accolade, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(In thousands, except share and per share data)

	August 31,	February 29,
Assets	2020	2020
Current assets:
Cash and cash equivalents	$222,111	$33,155
Accounts receivable, net	10,661	294
Unbilled revenue	109	895
Current portion of deferred contract acquisition costs	1,709	1,368
Current portion of deferred financing fees	233	279
Prepaid and other current assets	8,014	12,944
Total current assets	242,837	48,935
Property and equipment, net	11,728	13,625
Goodwill	4,013	4,013
Acquired technology, net	1,329	2,054
Deferred contract acquisition costs	5,607	3,876
Other assets	1,363	745
Total assets	$266,877	$73,248
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,811	$5,273
Accrued expenses	2,631	6,580
Accrued compensation	24,488	23,838
Deferred rent and other current liabilities	491	674
Due to customers	4,741	4,674
Current portion of deferred revenue	32,773	28,919
Total current liabilities	68,935	69,958
Loans payable, net of unamortized issuance costs	—	21,144
Deferred rent and other noncurrent liabilities	5,516	5,523
Deferred revenue	322	396
Total liabilities	74,773	97,021

Convertible preferred stock :
Preferred stock par value $0.0001; 25,000,000 shares authorized; 0 and 19,513,939 issued and outstanding at August 31, 2020 and February 29, 2020, respectively	—	233,022

Commitments (note 11)
Stockholders’ equity (deficit)
Common stock par value $0.0001; 500,000,000 shares authorized; 49,269,342 and 6,033,450 shares issued and outstanding at August 31, 2020 and February 29, 2020, respectively	5	2
Additional paid-in capital	542,298	64,071
Accumulated deficit	(350,199)	(320,868)
Total stockholders’ equity (deficit)	192,104	(256,795)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$266,877	$73,248

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation (unaudited)

(In thousands, except share and per share data)

	Three months ended August 31,		Six months ended August 31,
	2020	2019	2020	2019
Revenue	$36,788	$29,651	$72,682	$58,414
Cost of revenue, excluding depreciation and amortization	21,071	16,764	43,310	34,199
Operating expenses:
Product and technology	12,236	11,303	23,606	22,549
Sales and marketing	7,881	7,616	15,196	15,278
General and administrative	6,453	6,011	12,120	11,574
Depreciation and amortization	2,049	2,222	3,977	4,382
Total operating expenses	28,619	27,152	54,899	53,783
Loss from operations	(12,902)	(14,265)	(25,527)	(29,568)
Interest expense, net	(2,347)	(701)	(3,629)	(1,244)
Other expense	(104)	(46)	(119)	(80)
Loss before income taxes	(15,353)	(15,012)	(29,275)	(30,892)
Income tax expense	(18)	(14)	(56)	(37)
Net loss	$(15,371)	$(15,026)	$(29,331)	$(30,929)

Net loss per share, basic and diluted	$(0.47)	$(2.82)	$(1.45)	$(6.02)

Weighted-average common shares outstanding, basic and diluted	33,029,147	5,336,501	20,277,416	5,141,047

The following table summarizes the amount of stock-based compensation included in the consolidated statements of operations:

	Three months ended August 31,		Six months ended August 31,
	2020	2019	2020	2019
Cost of revenue	$218	$103	$327	$175
Product and technology	718	491	1,152	852
Sales and marketing	490	475	792	822
General and administrative	679	826	1,093	1,482
Total stock-based compensation	$2,105	$1,895	$3,364	$3,331

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Six months ended August 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(29,331)	$(30,929)
Adjustments to reconcile net loss to net cash used in
Operating activities:
Depreciation and amortization expense	3,977	4,382
Amortization of deferred contract acquisition costs	740	460
Noncash interest expense	1,316	265
Stock-based compensation expense	3,364	3,331
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(9,581)	149
Accounts payable and accrued expenses	(806)	409
Deferred contract acquisition costs	(2,812)	(712)
Deferred revenue and due to customers	3,847	4,824
Accrued compensation	6,580	(1,439)
Deferred rent and other liabilities	(212)	(157)
Other assets	(437)	(985)
Net cash used in operating activities	(23,355)	(20,402)
Cash flows from investing activities:
Capitalized software development costs	(374)	—
Purchases of property and equipment	(981)	(1,064)
Net cash acquired in acquisition of MD Insider	—	(206)
Earnout payments to MD Insider	(58)	—
Net cash used in investing activities	(1,413)	(1,270)
Cash flows from financing activities:
Proceeds from IPO, net of underwriters' discounts and commissions and offering costs	231,675	—
Proceeds from stock option and warrant exercises	4,802	1,241
Proceeds from borrowings on debt	51,166	1,660
Repayments of debt principal	(73,166)	—
Payments related to debt retirement	(753)	—
Net cash provided by financing activities	213,724	2,901
Net increase (decrease) in cash and cash equivalents	188,956	(18,771)
Cash and cash equivalents, beginning of period	33,155	42,701
Cash and cash equivalents, end of period	$222,111	$23,930
Supplemental cash flow information:
Interest paid	$2,194	$1,201
Fixed assets included in accounts payable	$48	$248
Other receivable related to stock option exercises	$108	$543
Income taxes paid	$105	$55
Offering costs included in accounts payable and accrued expenses	$312	$—
Bonus settled in the form of stock options	$5,735	$—

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we use the following non-GAAP financial measures to help us evaluate trends, establish budgets, measure the effectiveness and efficiency of our operations, and determine employee incentives. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, and excluding stock-based compensation. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain noncash expenses and allow a direct comparison of these measures between periods without the impact of noncash expenses and certain other nonrecurring operating expenses.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted to exclude interest expense (net), income tax expense (benefit), depreciation and amortization, stock-based compensation, and acquisition and integration-related costs. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this measure generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA have certain limitations, including that they exclude the impact of certain non-cash charges, such as depreciation and amortization, whereas underlying assets may need to be replaced and result in cash capital expenditures, and stock-based compensation expense, which is a recurring charge. These non-GAAP financial measures may also not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner, limiting their usefulness as comparative measures. In evaluating these non-GAAP financial measures, you should be aware that in the future we expect to incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or nonrecurring items. When evaluating our performance, you should consider these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable GAAP measures set forth in the reconciliation tables below and our other GAAP results. The following table presents, for the periods indicated, a reconciliation of our revenue to Adjusted Gross Profit:

	For the three months ended		For the six months ended
	August 31,		August 31,
	2020	2019	2020	2019

	(in thousands, except percentages)		(in thousands, except percentages)
Revenue	$36,788	$29,651	$72,682	$58,414
Less:
Cost of revenue, excluding depreciation and amortization	(21,071)	(16,764)	(43,310)	(34,199)
Gross profit, excluding depreciation and amortization	15,717	12,887	29,372	24,215
Add:
Stock‑based compensation, cost of revenue	218	103	327	175
Adjusted Gross Profit	$15,935	$12,990	$29,699	$24,390
Gross margin, excluding depreciation and amortization	42.7%	43.5%	40.4%	41.5%
Adjusted Gross Margin	43.3%	43.8%	40.9%	41.8%

The following table presents, for the periods indicated, a reconciliation of our Adjusted EBITDA to our net loss:

	For the three months ended		For the six months ended
	August 31,		August 31,
	2020	2019	2020	2019

	(in thousands)		(in thousands)
Net Loss	$(15,371)	$(15,026)	$(29,331)	$(30,929)
Adjusted for:
Interest expense, net	2,347	701	3,629	1,244
Income tax provision	18	14	56	37
Depreciation and amortization	2,049	2,222	3,977	4,382
Stock‑based compensation	2,105	1,895	3,364	3,331
Acquisition and integration‑related costs	—	552	—	552
Other expense	104	46	119	80
Adjusted EBITDA	$(8,748)	$(9,596)	$(18,186)	$(21,303)